EXHIBIT 99.1

ChinaNet Announces Closing of Registered Direct Offering Raising Approximately $11 Million in Gross Proceeds

BEIJING, China, Jan. 18, 2018 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (CNET) ("ChinaNet" or the "Company"), an integrated online advertising, precision marketing and data-analysis and management services platform, today announced that it closed on January 17, 2018 a registered direct offering pursuant to a previously announced securities purchase agreement with certain institutional investors, raising approximately $11 million from selling its common stock at a price of $5.15 per share. After deducting offering expenses, the net proceeds will be used for general working capital purposes.

The Company issued a total of 2,150,001 common shares to institutional investors. As part of the transaction, the Company also issued to the investors warrants for the purchase of up to 645,000 common shares at an exercise price of $6.60 per share, which warrants have a term of 30 months from the date of issuance.

FT Global Capital acted as the exclusive placement agent for the transaction.

These securities were offered through a prospectus supplement filed with the Securities and Exchange Commission pursuant to the Company's effective shelf registration statement and base prospectus contained therein. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ChinaNet Online Holdings, Inc.
ChinaNet Online Holdings, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI (ChinaNet), is an integrated online advertising, precision marketing and data-analysis and management services platform. ChinaNet provides prescriptive analysis for its clients to improve business outcomes and to create more efficient enterprises. The Company leverages an optimization framework, provided by its comprehensive data-analysis infrastructure, to blend data, mathematical, and computational sciences into an outcome management platform for which it monetizes on a per client basis. ChinaNet uniquely optimizes and prescribes its clients decision making processes based on its proprietary ecosystem. For more information, visit www.chinanet-online.com.

Safe Harbor
This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information please contact:

MZ North America
Ted Haberfield, President
Direct: +1-760-755-2716
Email: thaberfield@mzgroup.us
Web: www.mzgroup.us